EXHIBIT 8.1

                             Subsidiaries and Equity Interests Owned Directly
                             ------------------------------------------------
CalPetro Tankers (Bahamas I) Ltd.                       Cygnus Voyager             Bahamas          100%
CalPetro Tankers (Bahamas II) Ltd.                      Altair Voyager             Bahamas          100%
CalPetro Tankers (Bahamas III) Ltd.                      Virgo Voyager             Bahamas          100%

Frontline Management (Bermuda) Ltd.                 Management company             Bermuda          100%
ICB Shipping (Bermuda) Limited                      Management company             Bermuda          100%
Ship Finance International Limited                     Holding company             Bermuda         15.8%

Independent Tankers Corporation                        Holding company      Cayman Islands          100%

Buckingham Shipping Plc                                British Pioneer         Isle of Man          100%
Caernarfon Shipping Plc                               British Progress         Isle of Man          100%
CalPetro Tankers (IOM) Ltd.                             Sirius Voyager         Isle of Man          100%
Golden State Petro (IOM 1-A) PLC                       Antares Voyager         Isle of Man          100%
Golden State Petro (IOM 1-B) PLC                       Phoenix Voyager         Isle of Man          100%
Holyrood Shipping Plc                                    British Pride         Isle of Man          100%
Sandringham Shipping Plc                               British Purpose         Isle of Man          100%

Front Eagle Corporation                                    Front Eagle             Liberia          100%
Front Horizon Inc.                                       Front Horizon             Liberia          100%
Front Tobago Inc.                                         Front Tobago             Liberia           40%
Golden Aquarian Corporation                                   Cos Hero             Liberia          100%
Golden Channel Corporation                             Front Commodore             Liberia          100%
Golden Stream Corporation                                Golden Stream             Liberia          100%
Kea Navigation Ltd.                                       Front Melody             Liberia          100%
Millcroft Maritime SA                                   Front Champion             Liberia          100%
Otina Inc.                                                  Front Tina             Liberia          100%
Optimal Shipping SA                                     Front Symphony             Liberia          100%
Pablo Navigation SA                                        Front Chief             Liberia          100%
Quadrant Marine Inc.                                            Marble             Liberia          100%
Ryan Shipping Corporation                                Front Warrior             Liberia          100%
Saffron Rose Shipping Limited                              Front Crown             Liberia          100%
Tidebrook Maritime Corporation                         Front Commander             Liberia          100%

Frontline Management AS                             Management company              Norway          100%
International Maritime Exchange ASA       Freight derivatives exchange              Norway        26.56%

                         Subsidiaries Owned Through Ship Finance International Limited
                         -------------------------------------------------------------
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Name                                                Vessel/Activity          Incorporation          Ownership
                                                                                                    Percentage
---------------------------------------------------------------------------------------------------------------
Granite Shipping Co. Ltd.                                Front Granite             Bahamas          100%
Golden Current Limited                                          Opalia         Isle of Man          100%
Oscilla Shipping Ltd                            Option to acquire VLCC         Isle of Man          100%
Ariake Transport Corporation                                    Ariake             Liberia          100%
Bonfield Shipping Ltd.                                    Front Driver             Liberia          100%
Edinburgh Navigation SA                                      Edinburgh             Liberia          100%
Front Ardenne Inc.                                       Front Ardenne             Liberia          100%
Front Brabant Inc.                                       Front Brabant             Liberia          100%
Front Falcon Inc.                                         Front Falcon             Liberia          100%
Front Glory Shipping Inc.                                  Front Glory             Liberia          100%
Front Pride Shipping Inc.                                  Front Pride             Liberia          100%
Front Saga Inc.                                             Front Page             Liberia          100%
Front Seilla Inc.                                         Front Siella             Liberia          100%
Front Serenade Inc.                                     Front Serenade             Liberia          100%
Front Splendour Shipping Inc.                          Front Splendour             Liberia          100%
Front Stratus Inc.                                       Front Stratus             Liberia          100%
Front Target Inc.                                         Front Target             Liberia          100%
Front Transporter Inc.                               Front Transporter             Liberia          100%
Front Traveller Inc.                                   Front Traveller             Liberia          100%

Golden Bayshore Shipping Corporation                      Navix Astral             Liberia          100%
Golden Estuary Corporation                              Front Comanche             Liberia          100%
Golden Fjord Corporation                     Ocana (ex Front Commerce)             Liberia          100%
Golden Narrow Corporation                               Golden Victory             Liberia          100%
Golden Seaway Corporation                                 New Vanguard             Liberia          100%
Golden Sound Corporation                                     New Vista             Liberia          100%
Golden Tide Corporation                       Omala (ex New Circassia)             Liberia          100%
Hitachi Hull # 4983 Corporation                      Otina (ex Hakata)             Liberia          100%
Katong Investments Ltd.                                  Front Breaker             Liberia          100%
Langkawi Shipping Ltd.                                     Front Birch             Liberia          100%
Millcroft Maritime SA                                   Front Champion             Liberia          100%
Patrio Shipping Ltd.                                      Front Hunter             Liberia          100%
Sea Ace Corporation                                          Front Ace             Liberia          100%
Sibu Shipping Ltd.                                         Front Maple             Liberia          100%
South West Tankers Inc.                                    Front Sunda             Liberia          100%
Ultimate Shipping Ltd.                                   Front Century             Liberia          100%
West Tankers Inc.                                          Front Comor             Liberia          100%

Aspinall Pte Ltd.                                         Front Viewer           Singapore          100%
Blizana Pte Ltd.                                           Front Rider           Singapore          100%
Bolzano Pte Ltd.                                              Mindanao           Singapore          100%
Cirebon Shipping Pte Ltd.                                Front Vanadis           Singapore          100%
Fox Maritime Pte Ltd.                                     Front Sabang           Singapore          100%
Front Dua Pte Ltd.                                       Front Duchess           Singapore          100%
Front Empat Pte Ltd.                                    Front Highness           Singapore          100%
Front Enam Pte Ltd.                                         Front Lord           Singapore          100%
Front Lapan Pte Ltd.                                    Front Climber            Singapore          100%
Front Lima Pte Ltd.                                        Front Lady            Singapore          100%
Front Tiga Pte Ltd.                                         Front Duke           Singapore          100%
Front Sembilan Pte Ltd.                                   Front Leader           Singapore          100%
Rettie Pte Ltd.                                          Front Striver           Singapore          100%
Transcorp Pte Ltd.                                        Front Guider           Singapore          100%
Benmore Shipping Company Limited                             Sea Alpha              Cyprus          100%
Hudson Bay Marine Company Limited                            Sea Force              Cyprus          100%
Jaymont Shipping Company Limited                              Sea Beta              Cyprus          100%
Newbound Shipping Company Limited                           Sea Energy              Cyprus          100%